UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): July 19, 2020 GlobalSCAPE, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33601	74-2785449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150, San Antonio, Texas	78249
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 308-8267

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	GSB	NYSE American LLC

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On July 19, 2020, GlobalSCAPE, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Help/Systems, LLC, a Delaware limited liability company (“Parent”), Grail Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and solely with respect to certain sections therein, HS Purchaser, LLC, a Delaware limited liability company (“HS Purchaser”), and Help/Systems Holdings, Inc., a Delaware corporation (“HS Holdings” and, together with HS Purchaser, each a “Borrower” and collectively, the “Borrowers”). Pursuant to the Merger Agreement and upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (as it may be extended or amended from time to time as permitted by this Agreement, the “Offer”) to purchase any and all of the outstanding shares (the “Shares”) of common stock of the Company, par value $0.001 per share (“Company Common Stock”), at a price of $9.50 per Share (the “Offer Price”), subject to any required withholding of taxes, net to the seller in cash without interest, on the terms and subject to the conditions set forth in the Merger Agreement.

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will commence the Offer no later than July 31, 2020. Subject to the terms and conditions set forth in the Merger Agreement, Merger Sub shall, promptly after the expiration of the Offer, accept for payment all Shares validly tendered and not withdrawn pursuant to the Offer (the time at which Shares are first accepted for payment under the Offer, the “Acceptance Time”), and after the Acceptance Time, Merger Sub shall pay the Offer Price for such Shares.

Pursuant to the Merger Agreement, following the consummation of the Offer, and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation of the Merger and a wholly owned subsidiary of Parent. The Merger shall be governed by and effected under Section 251(h) of the Delaware General Corporation Law (the “DGCL”), without a vote of the stockholders of the Company.

At the effective time of the Merger (the “Effective Time”), all remaining outstanding Shares not tendered in the Offer (other than Shares held by Parent or any of its Subsidiaries, including Merger Sub, or in the treasury of the Company, or Shares held by stockholders who are entitled to exercise, and properly exercise, appraisal rights with respect to such Shares pursuant to, and who comply in all respects with, the provisions of Section 262 of the DGCL) will be cancelled and converted into the right to receive cash in an amount equal to the Offer Price, without interest (the “Merger Consideration”), subject to any required withholding of taxes.

Merger Sub’s obligation to accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer is subject to certain conditions including: (i) there being validly tendered and not validly withdrawn prior to the expiration of the Offer a number of Shares which, considered together with all other Shares, if any, beneficially owned by Parent, and its affiliates, but excluding any Shares tendered to guaranteed delivery procedures that have not yet been received, represents at least a majority of the Shares outstanding on a fully diluted basis, (ii) the expiration or termination of any waiting period (and extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the purchase of Shares pursuant to the Offer or the consummation of the Merger, (iii) the absence of any law, judgment, injunction, order or decree by any governmental authority that would make illegal or otherwise prevent or prohibit the consummation of the Offer or the Merger, (iv) that any change, event, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect (as defined in the Merger Agreement) shall not have occurred, (v) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, subject to customary exceptions, (vi) the Company’s material compliance with its covenants contained in the Merger Agreement, (vii) the Merger Agreement shall not have been terminated, and (viii) other customary conditions.

The Merger Agreement contains representations, warranties and covenants of the parties as customary for transactions of this type. The Company has also agreed to customary covenants governing the conduct of its business, including an obligation to conduct its business in the ordinary course consistent with past practices through the Effective Time. The Merger Agreement contains a “go-shop” provision pursuant to which the Company retains the right to initiate, solicit, propose, induce, receive, evaluate, encourage and engage in discussions and negotiations with respect to alternative acquisition proposals from third parties through August 24, 2020 (the “No-Shop Period Start Date”). The Merger Agreement also contains customary termination provisions for the Company and Parent and provides that, in the event of the termination of the Merger Agreement in connection with a competing acquisition proposal that the Company’s Board of Directors determines is a Superior Proposal (as defined in the Merger Agreement) and in other certain specified circumstances, the Company may be required to pay Parent a termination fee of $5,527,500 or, under certain circumstances prior to the No-Shop Period Start Date, $3,685,000. The Merger Agreement also provides for Parent to pay the Company a reverse termination fee of $11,055,000 under certain circumstances. The Merger Agreement provides that at the Effective Time, each outstanding Company option to purchase Shares under the Company’s equity plans (a “Company Option”), whether vested or unvested, will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the Merger Consideration (less the exercise price per share attributable to such Company Option) by (ii) the total number of shares of Company Common Stock issuable upon exercise in full of such Company Option (the “Option Consideration”). Notwithstanding the foregoing, with respect to any Company Options for which the exercise price per share attributable to such Company Options is equal to or greater than the Merger Consideration, such Company Options will be cancelled without any cash payment being made in respect thereof. The payment of the Option Consideration will be subject to withholding for all required taxes.

The Merger Agreement also provides that at the Effective Time, each outstanding Share of restricted stock granted under the Company’s equity plans (a “Company Restricted Stock”) that, as of immediately prior to the Effective Time, remains subject to any performance-vest, time-vest or other condition(s) that constitutes a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code, which is outstanding immediately prior thereto shall become fully vested as of the Effective Time. Each award of Company Restricted Stock will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the amount of the Merger Consideration by (ii) the total number of shares of Company Restricted Stock.

The Merger Agreement has been approved by the member manager of Parent and the board of directors of Merger Sub and the Company, and the Company’s Board of Directors has determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are in the best interests of the Company and its stockholders, and recommended that stockholders of the Company accept the Offer and tender their Shares to Merger Sub pursuant to the Offer.

The Borrowers have obtained debt financing commitments from Jefferies Finance LLC and credit funds affiliated with Charlesbank Capital Partners LLC, and Parent has obtained equity financing commitments from the Borrowers, in each case to fund the transactions contemplated by the Merger Agreement. The Merger Agreement requires the Borrowers, Parent and Merger Sub to use their reasonable best efforts to obtain the financing on the terms and conditions described in the financing commitments.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference.

Limited Guarantee

On July 19, 2020, HS Midco, Inc., a Delaware corporation and an affiliate of Parent (“Guarantor”), entered into a Limited Guarantee (the “Guarantee”) with the Company pursuant to which, among other things, Guarantor has agreed to guarantee, subject to the terms and conditions set forth in the Guarantee, the full and prompt payment of the obligations of Parent and Merger Sub to make certain payments required to be made by Parent and Merger Sub under the Merger Agreement, plus certain reimbursement and indemnification obligations under the terms of the Merger Agreement.

The foregoing description of the Guarantee does not purport to be complete and is qualified in its entirety by reference to the Guarantee, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Support Agreements

Concurrently with the execution of the Merger Agreement, certain beneficial owners of Company Common Stock, including the Company’s Chief Executive Officer and each member of the Company’s Board of Directors, entered into Support Agreements (the “Support Agreements”) with Parent and Merger Sub pursuant to which such parties agreed, among other things, to tender the Shares held by them and certain of their affiliates in the Offer, upon the terms and subject to the conditions of such agreements. The Shares subject to the Support Agreements comprise approximately 33% of the outstanding shares of Company Common Stock. The Support Agreements will terminate upon certain circumstances, including upon termination of the Merger Agreement or the occurrence of a Company Board Recommendation Change (as defined in the Merger Agreement).

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, which is filed as Exhibits 99.2 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On July 20, 2020, the Company issued a press release announcing the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 19, 2020, by and among the Company, Help/Systems, LLC, Grail Merger Sub, Inc., and solely with respect to certain sections therein, HS Purchaser, LLC and Help/Systems Holdings, Inc.*

99.1	Limited Guarantee, dated as of July 19, 2020, by HS Midco, Inc. in favor of the Company.

99.2	Form of Support Agreement.

99.3	Press Release, dated July 20, 2020.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the SEC.

Notice to Investors

The Offer described above has not yet commenced. This report and the attached exhibits are not an offer to buy nor a solicitation of an offer to sell any securities of the Company. The solicitation and the offer to buy shares of the Company’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Parent and Merger Sub intend to file with the SEC. In addition, the Company will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the solicitation/recommendation statement of the Company on Schedule 14D-9 and related materials with respect to the Offer and the Merger free of charge at the website of the SEC at www.sec.gov, and from the information agent named in the tender offer materials. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the investor relations section of the Company’s website, www.globalscape.com. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES PURSUANT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.

Forward-Looking Statements

Statements included in this report that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on the Company’s current beliefs and expectations. These forward-looking statements include, without limitation, statements regarding the planned completion of the Offer and the Merger. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company’s actual future results may differ materially from the Company’s current expectations due to the risks and uncertainties inherent in its business, the Offer and the Merger. These risks include, but are not limited to: uncertainties as to the timing of the Offer and the Merger; uncertainties as to the percentage of the Company’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the Offer or the Merger may not be satisfied or waived, including that a governmental authority may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption from the Offer or Merger on the Company’s business; the fact that the announcement and pendency of the Offer and Merger may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the effects of disruption caused by the Offer or Merger making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to the business of the Company, including the risks detailed under “Risk Factors” and elsewhere in the Company’s public periodic filings with the SEC, as well as the tender offer materials to be filed by Parent and Merger Sub and the solicitation/recommendation statement to be filed by the Company in connection with the Offer. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

Dated: July 20, 2020	By:	/s/ Karen J. Young
		Name:	Karen J. Young
		Title:	Chief Financial Officer